1 Exhibit 4.1 THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE (DEFINED BELOW) HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY TREASURY REGULATIONS PROMULGATED UNDER SECTION 1275(c) OF THE CODE. PURSUANT TO TREASURY REGULATION §1.1275- 3(b)(1), MATT PLAVAN, THE CHIEF FINANCIAL OFFICER OF THE COMPANY WILL, BEGINNING NO LATER THAN TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). MATT PLAVAN MAY BE REACHED AT TELEPHONE NUMBER (916) 231-9329. Original Issue Date: _________, 20__ $_____________ SENIOR SECURED CONVERTIBLE NOTE DUE _____, 20__ THIS SENIOR SECURED CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Senior Secured Convertible Notes of Origin Materials, Inc., a Delaware corporation (the “Company”), having its principal place of business at 930 Riverside Parkway, Suite 10, West Sacramento, California 95605 designated as its Senior Secured Convertible Note due ____, 20__ (this note, the “Note” and, collectively with the other notes of such series, the “Notes”). FOR VALUE RECEIVED, the Company promises to pay to Alto Opportunity Master Fund SPC –Segregated Master Portfolio B or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______ on ____, 20__ (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest (if any) to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions: Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings: “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

2 “Applicable Rate” means (a) if no Event of Default has occurred and is continuing, a per annum rate of zero percent (0%) and (b) if an Event of Default has occurred and is continuing, a per annum rate of twelve percent (12%). “Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, restructuring or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any material part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of all of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing. “Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(f). “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day. “Buy-In” shall have the meaning set forth in Section 4(e)(v). “Change of Control Put Right” shall have the meaning set forth in Section 6(b). “Change of Control Put Period” shall have the meaning set forth in Section 6(b). “Change of Control Transaction” means the occurrence after the Original Issue Date of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of shares of the Company, by contract or otherwise) of in excess of 50% of the voting shares of the Company (other than by means of conversion or exercise of the Note and the Securities issued together with the Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect

3 to such transaction, the stockholders of the Company immediately prior to such transaction (directly or indirectly) own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company, directly or indirectly, sells or transfers all or substantially all of its assets to another Person. “Common Stock Change Event” shall have the meaning set forth in Section 5(g). “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Conversion Date” shall have the meaning set forth in Section 4(b). “Conversion Notice” shall have the meaning set forth in Section 4(b). “Conversion Price” shall have the meaning set forth in Section 4(b). “Conversion Shares” shall have the meaning set forth in Section 4(b). “Deferral Amount” has the meaning set forth in Section 4(c). “Deferred” has the meaning set forth in Section 4(c). “Disqualified Stock” shall mean, with respect to any Person, any equity interests of such Person that, by their terms (or by the terms of any security or other equity interests into which such equity interests are convertible or exchangeable) or upon the happening of any event or condition (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Note) (a) matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, (b) is redeemable for cash at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other equity interests that would constitute Disqualified Stock, in each case, prior to the Maturity Date. Notwithstanding the foregoing: (i) any equity interests issued to any employee or to any plan for the benefit of employees of the Company or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of equity interests of such Person that by its terms provides that obligations thereunder will be satisfied solely by delivery of Common Stock shall not be deemed to be Disqualified Stock. “DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including transfer through DTC’s DWAC system,

4 (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC. “Early Redemption Amount” means the sum of (a) 110% of the then outstanding principal amount of the Note, (b) accrued but unpaid interest, and (c) all other amounts due in respect of the Note and the other Transaction Documents. “Eligible Accounts” shall have the meaning set forth in Section 7(a)(viii). “Equity Conditions” means, as of the applicable date in question, (a) the Company shall have duly and timely issued all shares of Common Stock required to be issued to the Holder pursuant to the terms of this Note, if any, (b) the Company shall have paid all principal, interest and liquidated damages and other amounts owing to the Holder in respect of this Note, (c) the shares issuable pursuant to this Note shall be Freely Tradable by the Holder upon issuance, (d) the Common Stock is trading on a Trading Market and all of the shares of Common Stock issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) the number of authorized but unissued and otherwise unreserved shares of Common Stock equals at least 200% of the quotient of (x) $2,000,000 and (y) the Conversion Price on the applicable Monthly Redemption Date, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) there is no Public Information Failure, (h) the Common Stock must be DWAC Eligible, (i) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 4(f) and Section 4(g) herein, (j) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (k) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, (l) no bona fide material dispute shall exist, by and between any of holder of the Notes and the Company, any Trading Market and/or the Financial Industry Regulatory Authority with respect to any term or provision of any Note or any other Transaction Document; (m) the Company and its Subsidiaries have complied with their respective obligations under the Transaction Documents in all material respects, (n) the Company shall not be suspended from trading in or delisted from the Principle Market; (o) the daily dollar trading volume for the Common Stock during market hours on the principal Trading Market equals or exceeds $300,000 per Trading Day on at least twenty (20) Trading Days during the thirty (30) consecutive Trading Days prior to and including the applicable date in question; provided, however, that at least five (5) of the ten (10) Trading Days immediately preceding the applicable date of determination also exceeds $300,000, (p) the daily VWAP for the Common Stock is at least $0.35 (subject to adjustment for stock splits, Stock Dividends or stock combinations) for each Trading Day in a period of 30 consecutive Trading Days prior to and including the applicable date in question and (q) there is no breach of any covenant in any Transaction Document regardless of any applicable cure periods; (r) the Common Stock is not subject to any DTC “chill” or similar event; (s) no event or circumstance

5 has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing and (t) if the Nasdaq Share Cap is applicable, the Company would be able to issue a number of shares of Common Stock equal to 200% of the quotient of (x) $2,000,000 and (y) the Conversion Price on the applicable Monthly Redemption Date without breaching the Nasdaq Share Cap. “Event of Default” shall have the meaning set forth in Section 8(a). “Excluded Account” means in the ordinary course of business in each case: any (a) payroll and other employee wage and benefit accounts and any account used for disbursements, (b) tax accounts, including, without limitation, sales tax accounts, and any tax benefits accounts, (c) fiduciary and trust accounts, (d) zero balance accounts, (e) accounts into which governmental receivables are directly deposited, (f) other accounts in respect of which the average monthly balance of funds on deposit therein does not exceed (x) for any such account excluded in reliance on this clause (f) individually, $100,000 and (y) for all such accounts excluded in reliance on this clause (f) in the aggregate, $1,000,000, and (g) accounts cash collateralizing letter of credit obligations to the extent such letter of credit permitted under the Note. “Fixed Price” has the meaning set forth in Section 4(d). “Floor Price” means 20% of the “Minimum Price” (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) on the trading day prior to the date of the Purchase Agreement, which is initially $__________ (subject to adjustment for stock splits, Stock Dividends or stock combinations). In addition, the Company may voluntarily reduce (and only reduce) the Floor Price in its sole discretion by providing written notice of such reduction to the Holder. “Freely Tradable” means that the Conversion Shares (i) can be traded by a holder thereof that is not an Affiliate of the Company and has not been an Affiliate of the Company for the immediately preceding 90 days, or pursuant to an effective Registration Statement and (ii) subject to the Holder’s compliance with the representations and warranties set forth in Section 4.1 of the Purchase Agreement, and (ii) are issued upon conversion of this Note free of restrictive legends. “Fundamental Transaction” shall have the meaning set forth in Section 5(a). “Holders” means the persons in whose name the Notes are registered on the Note Register. “Indebtedness” of a Person shall include (a) all obligations for borrowed money or the deferred purchase price of property or services including without limitation, merchant cash advances (excluding trade accounts payable incurred in the ordinary course of business), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, currency swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital lease obligations (as determined in accordance with GAAP; provided, that notwithstanding any change in GAAP, any lease that would have been considered

6 an operating lease under GAAP in effect as of December 31, 2018, shall be treated as an operating lease, and obligations in respect thereof shall be excluded from the definition of Indebtedness), (d) all obligations or liabilities secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed by such Person, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of such Person (excluding trade credit and trade accounts payable incurred in the ordinary course of business), (e) Disqualified Stock, and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co- made, discounted or sold with recourse) any of the foregoing obligations of any other Person. “Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit or all or a substantial part of the business of, such Person. “Key Man Event” means (i) Matt Plavan shall resign, become unable to perform, or cease to serve in his current position as Chief Financial Officer of the Company and an acceptable replacement, in the Company’s reasonable discretion, is not appointed within 30 days thereafter, or (ii) John Bissel shall resign, become unable to perform, or cease to be employed in his current positions as Chief Executive Officer of the Company, and an acceptable replacement, in the Company’s reasonable discretion, is not appointed within 30 days thereafter. “Liens” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries. “Louisiana Property” means that certain real property owned by the Company and located at 7238 LA Highway 75, Geismar, Ascension Parish, LA 70734. “Monthly Conversion Allowance” shall have the meaning set forth in Section 4(b). “Monthly Redemption” means the redemption of this Note pursuant to Section 4(a). “Monthly Redemption Amount” means, with respect to each Monthly Redemption, (x) if the Company has elected to pay the applicable Monthly Redemption Amount in cash pursuant to Section 4(a), $3,000,000 (for the avoidance of doubt, in no event shall the Monthly Redemption Amount payable in cash under Section 4(a) include any Deferral Amount), and (y) if the Company has elected the alternative procedure set forth in Section 4(b), an amount equal to the greater of (1) $2,000,000 and (2) 20% of aggregate daily traded volume of the Common Stock on the Principal Market over course of the applicable month.

7 “Monthly Redemption Date” means the first Business Day of each calendar month, commencing with December 1, 2025. “Monthly Redemption Notice” shall have the meaning set forth in Section 4(b). “Monthly Redemption Period” shall have the meaning set forth in Section 4(b). “Nasdaq Share Cap” means, as of any time prior to the receipt of Nasdaq Stockholder Approval, 30,214,856 shares of Common Stock (subject to adjustment for stock splits, Stock Dividends or stock combinations). For the avoidance of doubt, after the receipt of Nasdaq Stockholder Approval, the Nasdaq Share Cap shall no longer be applicable. “Nasdaq Stockholder Approval” means the receipt by the Company of requisite approval from its stockholders to issue more than 19.99% of its outstanding shares of Common Stock at an issue price below the “minimum price” in settlement of conversions of the Notes and/or Warrants in accordance with Nasdaq Stock Market Rule 5635. “New York Courts” shall have the meaning set forth in Section 9(d). “Note Register” shall have the meaning set forth in Section 2(b). “Optional Redemption Conditions” means, with respect to the optional redemption of the Notes pursuant to Section 6(a), on the date of the Optional Redemption Notice and each on each Trading Day of the Optional Redemption Period, (i) the VWAP for the Common Stock is lower than the Fixed Price then in effect, (ii) no Event of Default has occurred and is continuing, and (iii) the Company is not in possession of any material, non-public information expected to positively impact the trading price of the Common Stock. “Optional Redemption Date” shall have the meaning set forth in Section 6(a). “Optional Redemption Notice” shall have the meaning set forth in Section 6(a). “Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a). “Optional Redemption Period” shall have the meaning set forth in Section 6(a). “Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes. “Participant Register” shall have the meaning set forth in Section 2(b). “Permitted Accounts Receivable Financing Arrangement” means the sale or factoring of any accounts receivable by the Company or its Subsidiaries; provided, that (a) the consideration received by the Company or such Subsidiary in connection with such sale shall be cash, (b) such

8 sale shall not involve the creation of any recourse obligation in respect thereof on the part of the Company or any Subsidiaries (other than with respect to customary representations and warranties, purchase or repurchase obligations for breaches of representations and warranties, performance guaranties and indemnity obligations and other similar undertakings in each case that are customary for similar accounts receivable financing arrangements), and (c) any discount given by the Company or such Subsidiary on the purchase price of such accounts receivable shall be customary, for Persons similarly situated to Company and its Subsidiaries, in light of the then prevailing market conditions. “Permitted Dispositions” means (a) sales of inventory and product in the ordinary course of business or pursuant to a Permitted Inventory Financing Arrangement, (b) dispositions of worn out, obsolete, surplus or unneeded equipment or other property in the ordinary course of business, (c) abandonment of intellectual property not material to the business of the Company in the ordinary course of business, (d) sales or transfers of accounts receivable in connection with Permitted Accounts Receivable Financing Arrangements, (e) any sale or transfer of the Louisiana Property, (f) any sale leaseback transactions, provided that the aggregate value of such sale leaseback transactions consummated after the Original Issue Date does not exceed $60,000,000 in the aggregate at any time; (g) any sale or transfer of property to a Subsidiary that is an Investment permitted pursuant to Section 7(b)(vi)(c)(II); and (h) any asset sales or dispositions in which the Company or any Subsidiary will receive cash proceeds in an amount equal to no less than 75% of the total consideration (fixed or contingent) paid or payable to Company or such Subsidiary, as applicable, provided, that such cash proceeds are deposited to an Eligible Account of the Company. “Permitted Indebtedness” means (a) the Indebtedness evidenced by the Note and the other Transaction Documents, (b) the Indebtedness existing on the Original Issue Date and disclosed in the SEC Reports, (c) Indebtedness in respect of the purchase of equipment or capital assets in cash or via financing which is secured against such equipment or capital assets, (d) Indebtedness in respect of the purchase of equipment from ‘cap customers’ in cash or via financing which is secured against such equipment and the proceeds thereof, provided, however, that the aggregate amount of Indebtedness incurred pursuant to the preceding clauses (c) and (d) shall not exceed $50,000,000 in the aggregate at any time outstanding, (e) Indebtedness in respect of Permitted Inventory Financing Arrangements in an aggregate principal amount not to exceed $15,000,000 in the aggregate at any time outstanding, (f) Indebtedness in respect of Permitted Accounts Receivable Financing Arrangements in an aggregate principal amount not to exceed $35,000,000 in the aggregate at any time outstanding, (g) Indebtedness of a Subsidiary, on the one hand, to the Company or to another Subsidiary, (h) Indebtedness (other than Indebtedness for borrowed money) in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds, surety and appeals bonds and customs bonds, in each case, incurred in the ordinary course of business, (i) Indebtedness in respect of letters of credit with an aggregate face amount not to exceed $5,000,000 at any time, (j) Indebtedness in respect of (1) netting services, (2) overdraft protections and other cash management, (3) intercompany cash pooling and similar arrangements in the ordinary course of business in connection with deposit accounts, (4) automated clearing house transfers of funds and other payment services, and (5) any commercial credit card programs, provided, that the aggregate principal amount of all Indebtedness under this clause (j) shall not exceed $250,000 at any time outstanding, (k)

9 Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business, (l) Indebtedness with an aggregate principal amount not to exceed $2,000,000 at any time outstanding consisting of the financing of insurance premiums, (m) Indebtedness that may be deemed to exist in connection with agreements providing for warranty obligations entered into in the ordinary course of business, (n) customer or client advances or deposits received in the ordinary course of business, (o) Indebtedness under hedging or swap contracts solely to the extent entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any of its Subsidiaries are exposed in the conduct of their business or the management of their liabilities and not for speculative purposes, provided that such Indebtedness shall not exceed $500,000 in the aggregate at any time outstanding and (p) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in clauses (b) through (o) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon the Company and/or the Subsidiaries. “Permitted Inventory Financing Arrangement” means the financing of inventory held for sale by the Company or any Subsidiaries; provided, that (a) the consideration received by the Company or such Subsidiary in connection with the sale of such inventory shall be cash, (b) such financing shall not involve the creation of any recourse obligation in respect thereof on the part of the Company or any Subsidiaries (other than with respect to the subject inventory being financed and customary representations and warranties, purchase or repurchase obligations for breaches of representations and warranties, performance guaranties and indemnity obligations and other similar undertakings in each case that are customary for similar inventory financing arrangements), and (c) any discount given by the Company or such Subsidiary on the purchase price of such inventory shall be customary in light of the then prevailing market conditions. “Permitted Lien” means the individual and collective reference to the following: (a) Liens in favor of Holder or the Collateral Agent, (b) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (c) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (d) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (e) Liens incurred in connection with Permitted Indebtedness under clause (a) thereunder, (f) Liens securing Indebtedness permitted under clauses (c) and (d) of the definition of Permitted Indebtedness; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, (g) Liens on inventory, and payments and other proceeds in respect of inventory, in connection with a Permitted Inventory Financing Arrangement, (h) Liens on (I) accounts receivable sold pursuant to a Permitted Accounts Receivable Financing Arrangement and (II) payments and other proceeds in respect of accounts receivable sold pursuant to a Permitted Accounts Receivable Financing Arrangement, (i) Liens existing on the Original Issue Date and disclosed in the SEC Reports and UCC filings, (j) Liens on cash and cash equivalents securing Indebtedness permitted under clauses (i), (j) and (o) of “Permitted Indebtedness”, (k) Liens on insurance proceeds in favor

10 of insurance companies granted solely to secured financed insurance premiums pursuant to clause (l) of the definition of Permitted Indebtedness, (l) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens, in each case, not interfering in any material respect with the ordinary conduct of the Company’s business, (m) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (n) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (o) (A) any interest or title of a lessor or licensor under any lease or license entered into in the ordinary course of its business and covering only the assets so leased or licensed, (B) leases, licenses, subleases and sublicenses of real property granted to others in the ordinary course of business, and (C) non-exclusive licenses of intellectual property in the ordinary course of business and other licenses and sublicenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than geographical territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, in each case in the ordinary course of business, (p) judgment Liens that do not constitute an Event of Default, (q) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, cash equivalents, securities, commodities and other funds on deposit in one or more accounts, in each case arising in the ordinary course of business in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect to cash management and operating account management or are arising under Section 4-208 or 4-210 of the UCC on items in the course of collection, (r) Liens in favor of custom and revenue authorities arising as a matter of law to secure the payment of custom duties in connection with the importation of goods, (s) Liens that are contractual rights of setoff relating to purchase orders and other agreements entered into with customers of such Person in the ordinary course of business, and (t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company and its Subsidiaries in the ordinary course of business permitted by the Transaction Documents. “Principal Market” means the principal trading market for the Common Stock, which is currently the Nasdaq Capital Market. “Public Information Failure” means the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) and there is no pending extension of the deadline for filing a periodic report with the Commission under Rule 12b-25 of the Exchange Act. “Purchase Agreement” means the Securities Purchase Agreement, dated as of November __, 2025 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Share Delivery Date” shall have the meaning set forth in Section 4(e)(ii).

11 “Stock Dividend” means the Company’s issuance of solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock. “Successor Entity” shall have the meaning set forth in Section 5(a). “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing). “Transfer Agent” means Continental Stock Transfer & Trust Company. “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split, stock share, recapitalization or other similar transactions during such period. Section 2. Payments. (a) Payment of Interest in Cash or Kind. The Company shall pay interest (if any) to the Holder on the aggregate unconverted and then outstanding principal amount of this Note (together with any other outstanding amounts owed to the Holder pursuant to the Transaction Documents) at the Applicable Rate, due and payable monthly, on the first Business Day of each calendar month and on the Maturity Date. Such payment of interest (if any) shall be included in the Monthly Redemption Amount and payable on the Monthly Redemption Date in either cash pursuant to Section 4(a) or in Conversion Shares via the alternate procedure set forth in Section 4(b). Notwithstanding any other provision of this Note: (i) if the accrual of interest at the Applicable Rate is not enforceable by

12 reason of the Interest Act (Canada), then interest shall accrue at maximum permissible rate under the Interest Act (Canada). The foregoing shall not be construed as an acknowledgement that the Interest Act (Canada) applies to this Note or the Company’s obligations hereunder; and (ii) Notwithstanding any other provision of this Note, any interest which would be impermissible under the Interest Act (Canada) shall not be secured by any Canadian Security Agreement consisting of a mortgage on real property or a hypothec on immovables, and no proceeds of realization upon such lands shall be applied such interest. (b) Note Register. The Company shall establish and maintain a record of ownership (the “Note Register”) in which it agrees to register by book entry the Holders’ and each subsequent assignee’s name and address and the principal amounts (and stated interest) of Investor’s and each subsequent assignee’s interest in the Notes. Any of the Holders that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the participated Notes (the “Participant Register”); provided that the Holders shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant) to the Company except to the extent that such disclosure is necessary to establish that the applicable Note is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Note Register and the Participant Register shall be conclusive absent manifest error. This Section 2(b) shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and any related regulations (or any successor provisions of the Code or such regulations). (c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, consisting of twelve 30 calendar day periods, and shall accrue daily (but without compounding) commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(e)(ii). Interest hereunder will be paid to the Person in whose name this Note is registered on the Note Register. Notwithstanding anything to the contrary herein, for the purposes of the Interest Act (Canada), and disclosure thereunder, to the extent that the Interest Act (Canada) is applicable to this Note and the Company’s obligations hereunder, whenever any interest or any fee to be paid under this Note or in connection there with is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. The rates of interest under this Note are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Note. The foregoing shall not be deemed to be an acknowledgement that the Interest Act (Canada) applies to this Note or the Company’s obligations hereunder. (d) [Reserved]

13 (e) Prepayment. Except as otherwise set forth in this Note (including Section 6 hereof), the Company may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder. (f) Original Issue Discount. This Note was issued with an original issue discount of $______. The Company understands and agrees that such original issue discount is fully earned by the Holder on the Original Issue Date and no part thereof shall be refundable. The Company further understands and agrees that such original issue discount is compensation for the foregone use of money and not a fee for services. (g) Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding pursuant to the Transaction Documents, second to interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof, third, to other amounts due and payable hereunder other than the outstanding principal, and fourth, to the payment of the principal amount outstanding under the Note. Section 3. Registration of Transfers and Exchanges. (a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange. (b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. (c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. Section 4. Monthly Redemption; Permissive Conversion. (a) Unless the Company elects the alternate procedure set forth in Section 4(b), the Company shall pay the Monthly Redemption Amount plus a premium of eight percent (8%) of the Monthly Redemption Amount to the Holder in cash by wire transfer of immediately available funds on each Monthly Redemption Date (the “Monthly Redemption”). (b) Subject to the satisfaction (or written waiver by Holder) of the Equity Conditions on the Monthly Redemption Notice Date and subject to any Beneficial Ownership

14 Limitation (as defined below), in lieu of paying the Monthly Redemption Amount in cash on a particular Monthly Redemption Date, the Company may, by delivering an irrevocable written notice to Holder no later than 2 Trading Days’ prior to the applicable Monthly Redemption Date (the “Monthly Redemption Notice” and such required date of delivery, the “Monthly Redemption Notice Date”), permit the Holder to convert the Monthly Redemption Amount into Freely Tradable shares of Common Stock (“Conversion Shares”) during the period commencing on (and including) the Monthly Redemption Date and ending on and including the last Trading Day of the applicable month (the “Monthly Redemption Period” and such election a “Monthly Conversion Election”). Following the delivery by the Company of a valid Monthly Redemption Notice, at any time, and from time to time, during the applicable Monthly Redemption Period, the Holder may submit one or more written notices to the Company (a “Conversion Notice”) to convert all or a portion of the Monthly Redemption Amount based on a conversion price equal to the lower of (but not to be lower than the Floor Price): (1) the Fixed Price then in effect and (2) 92% of the lowest daily VWAP during the 7 consecutive Trading Days ending on and including the date of the applicable Conversion Notice, subject to the last sentence of this Section 4(b) (the date of the Conversion Notice, the “Conversion Date” and such conversion price, the “Conversion Price”). Each Conversion Notice shall specify the amount of the Monthly Redemption Amount to be converted and the Conversion Price. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required. Each conversion pursuant to this Section 4(b) shall be applied (a) first, to pay accrued Interest as of the applicable Conversion Date (if any) and (b) second, to reduce the applicable Monthly Redemption Amount. Any portion of a Monthly Redemption Amount subject to a Monthly Conversion Election that is Deferred by the Investor shall remain convertible into Conversion Shares in accordance with this Section 4(b) regardless of the Company’s election of Section 4(a) or Section 4(b) with respect to any subsequent Monthly Redemption. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice with respect to a conversion under this Section 4(b), if the applicable Conversion Price is less than the conversion price specified on such Conversion Notice, the Holder may deliver an updated Conversion Notice to the Company correcting the Conversion Price (and aggregate number of Conversion Shares to be issued) as specified in such Conversion Notice; provided, that if such updated Conversion Notice is not delivered to the Company on or prior to 9:30am, New York time on the Trading Day immediately following the applicable Conversion Date, the applicable Share Delivery Date shall be extended by one (1) Trading Day; provided further that the Conversion Price shall never be lower than the Floor Price. (c) Deferral. The Holder may, at any time prior to a Monthly Redemption Date (in the case of a Monthly Redemption in cash pursuant to Section 4(a)), or during the Monthly Redemption Period (in the case of a Monthly Conversion Election pursuant to Section 4(b)), defer all or any portion of the applicable Monthly Redemption Amount (“Deferred” and amount Deferred a “Deferral Amount”) to a later date at its sole discretion. (d) Permissive Conversion. Notwithstanding anything contained herein to the contrary, the Holder, may at its sole option and election, at any time and from time, submit a Conversion Notice for any portion of the outstanding principal amount of this Note, accrued and unpaid interest thereon and other amounts due and payable under the Transaction Documents using

15 $_____ (subject to adjustment as provided herein, the “Fixed Price”) as the “Conversion Price,” but subject always to the Beneficial Ownership Limitation, the Floor Price and the Nasdaq Share Cap. (e) Delivery of Conversion Shares. (i) Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion under Section 4(b) or Section 4(c) shall be determined by the quotient obtained by dividing (x) the amount of the applicable obligations under this Note and other Transaction Documents to be converted by (y) the Conversion Price. (ii) Delivery of Conversion Shares Upon Conversion. Not later than the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares which shall be Freely Tradable and free of restrictive legends representing the number of Conversion Shares being acquired upon the conversion of this Note. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(e) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal Market as in effect on the date of delivery of the Conversion Notice. To the extent that the delivery of Conversion Shares in connection with a Conversion Notice would result in the Holder exceeding the Beneficial Ownership Limitation, and the Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Company shall hold such Conversion Shares in abeyance for the benefit of the Holder until such time as such Conversion Notice may be satisfied without exceeding the Beneficial Ownership Limitation (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company). (iii) [RESERVED] (iv) Failure to Deliver Conversion Shares. If, in the case of any Conversion Notice, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion Notice, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice. (v) Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of

16 the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In connection with the Holder’s conversion of amounts due under this Note in accordance with the terms of the Note, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. Nothing in this Note shall limit a Holder’s right (1) to pursue actual damages, or (2) declare an Event of Default pursuant to Section 8 for the Company’s failure to deliver Conversion Shares within the period specified herein. Without limiting the foregoing, the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. (vi) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(e)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(e)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

17 (vii) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, an aggregate number of Common Stock equal to is 30,214,856. Following the Nasdaq Stockholder Approval the Company shall increase such share reserve to, and keep continually reserved for issuance at all times, a number of shares of Common Stock equal to 150% of the aggregate number of shares issuable upon conversion of this Note in full at the Conversion Price then in effect without regard to any limitations on conversion. The Company covenants that all Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Company acknowledges and agrees that the purpose of this Section 4(e)(vii) is to ensure that Company may issue shares of Common Stock from time to time in accordance with the terms hereof and that the reservation of Common Stock pursuant hereto is reasonable in light of the anticipated economic benefits expected by the Company and Holder from conversions of this Note by the Holder. The Company further understands that there are no limitations imposed by Holder on the Company’s ability to, any time, increase the number of its authorized and unissued Common Stock and it is the sole responsibility of the Company to ensure that it has sufficient authorized and unissued Common Stock to comply with its obligations hereunder and to take advantage of opportunities to raise capital from the sale of its securities to third parties. Accordingly, there shall be no presumption that Holder’s requirement that the Company adhere to this Section 4(e)(vii) causes Holder to have any control over the Company’s ability to dispose of authorized and unissued Common Stock. (viii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. (ix) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Conversion Notice and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares. (f) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the applicable conversion, the Holder (together with the

18 Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(f), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 4(f), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. (g) Nasdaq Share Cap. Notwithstanding anything to the contrary in this Note, prior to the receipt of Nasdaq Stockholder Approval, the number of shares of Common Stock deliverable upon conversion of all Notes in the aggregate will be subject to, and shall not exceed, the Nasdaq

19 Share Cap. Prior to the receipt of Nasdaq Stockholder Approval, (i) if the Company receives a Conversion Notice from more than one Holder of Notes for the same Conversion Date and, due to the Nasdaq Share Cap, the Company can convert some, but not all, of such Notes submitted for conversion on such date into Common Stock, then the Company shall convert from each Holder of Notes electing to have Notes converted on such Conversion Date a pro rata amount of such Holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such Holder relative to the aggregate principal amount of all Notes submitted for conversion on such Conversion Date; (ii) the Company shall be entitled to settle conversions of Notes in shares of Common Stock only up to the Nasdaq Share Cap; and (iii) any Notes surrendered for conversion for which any shares of Common Stock are not required to be delivered pursuant to this Section 4(g) shall not be converted or extinguished and shall instead be returned to the Holders and shall remain outstanding. Section 5. Adjustments. (a) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share (assuming conversion at the Fixed Price) that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(e)), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(e)). For purposes of any such conversion, the determination of the Fixed Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect

20 of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Fixed Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. (b) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Fixed Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become

21 effective immediately after the effective date in the case of a subdivision, combination or reclassification. (c) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then-current Fixed Price (such issuances, collectively, a “Dilutive Issuance”) (for the avoidance of doubt, if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the then-current Fixed Price, such issuance shall be deemed to have occurred for less than the Fixed Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Fixed Price shall be reduced to equal the lowest VWAP for the Common Stock during the five (5) Trading Days following the consummation or announcement (if earlier) of such Dilutive Issuance (such lowest VWAP, the “Base Fixed Price”); provided, however, that in no event shall the Fixed Price be reduced to an amount that is less than the Floor Price. Notwithstanding the foregoing, no adjustment will be made under this Section 5(c) in respect of an Exempt Issuance (as defined in the Purchase Agreement). If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(c), upon the occurrence of any Dilutive Issuance, subject to the Floor Price, the Holder is entitled to receive a number of Conversion Shares for a conversion under Section 4(c) based upon the Base Fixed Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Fixed Price in the applicable Conversion Notice. (d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note at the Fixed Price (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of

22 Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, the Company shall deliver such Purchase Rights in kind, or at the Company’s election, the cash value thereof to the extent delivery in kind is impracticable and to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). The cash value of any Purchaser Rights shall be reasonably determined by the Board. In the event of a dispute between the Company and the Holder regarding such cash value of such Purchase Rights, such dispute shall be referred to a reputable investment bank mutually acceptable to Company and the Holder to determine such cash value and such decision of the investment shall be binding on the Company and the Holder. (e) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (and the Company shall deliver such Distribution in kind, or at the Company’s election, the cash value thereof to the extent delivery in kind is impracticable, provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). The cash value of any Distribution shall be reasonably determined by the Board. In the event of a dispute between the Company and the Holder regarding such cash value of such Distribution, such dispute shall be referred to a reputable investment bank mutually acceptable to Company and the Holder to determine such cash value and such decision of the investment shall be binding on the Company and the Holder. (f) Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Holder reduce the then current Fixed Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

23 (g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding. (g) Notice to the Holder. (i) Adjustment to Fixed Price. Whenever the Fixed Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Fixed Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. (ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall use commercially reasonable efforts to file at each office or agency maintained for the purpose of conversion of this Note, and shall use commercially reasonable efforts to cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days (or such shorter period as needed under the circumstances) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not constitute a default under this Note or affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. For the avoidance of doubt, the Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

24 Section 6. Redemption. (a) Optional Redemption. The Company may, at its option, at any time and from time to time, and so long as the Optional Redemption Conditions are satisfied on the Optional Redemption Notice Date (and, for the avoidance of doubt, on each Trading Day of the Optional Redemption Period after delivery of the Optional Redemption Notice), deliver a written notice (a “Optional Redemption Notice” and the date that such Optional Redemption Notice is delivered the “Optional Redemption Notice Date”) to the Holder of its election (which may be made contingent on the consummation of any other transaction, but which is otherwise irrevocable) to redeem all, but not less than all, of the Notes for an amount in cash equal to the Early Redemption Amount on the date that is 20 Trading Days after the Optional Redemption Notice Date (such 20 Trading Day period the “Optional Redemption Period” and such date of payment specified by the Company, the “Optional Redemption Date”). The Optional Redemption Notice shall include a certification that the Optional Redemption Conditions are satisfied. On the Optional Redemption Date, subject to the consummation of any other transaction on which the Optional Redemption Notice was made contingent, the Company shall deliver an amount in cash to the Holder equal to the Early Redemption Amount by wire transfer of immediately available funds. In addition, in connection with each redemption under this Section 6(a), on the Optional Redemption Date the Company shall issue to the Holder a warrant to purchase shares of Common Stock in customary form exercisable for a number of shares of Common Stock equal to 65% of the principal amount of the Notes being redeemed divided by the Conversion Price then in effect and having an exercise price equal to the Conversion Price then in effect, which exercise price shall be subject to adjustment pursuant to adjustments provisions identical to Section 5 mutatis mutandis, which shall be immediately exercisable for a period equal to the remaining time between the Optional Redemption Date and the Maturity Date plus six months, and shall provide for registration rights and cashless exercise. The Company shall procure, including by obtaining stockholder approval if required by the rules of Nasdaq, that the Nasdaq Share Cap does not apply to the Warrant. Notwithstanding the foregoing, if on any Trading Day during the Optional Redemption Period any of the Optional Redemption Conditions is not satisfied, the Holder may, at its option, send a written notice to the Company voiding the Optional Redemption Notice ab initio. For the avoidance of doubt, the Company shall honor all Notices of Conversion delivered at any time, and from time to time, during the Optional Redemption Notice Period. (b) Notice of a Change of Control Put Right. The Holder may require the Company to redeem (the “Change of Control Put Right”) all, but not less than all, of this Note for an amount in cash equal to the Early Redemption Amount, at any time following the Company’s consummation of a Change of Control Transaction until the 20th Trading Day following the consummation of such Change of Control Transaction (the “Change of Control Put Period”). The Holder may exercise the Change of Control Put Right by delivering a written notice to the Company, at any time during the Change of Control Put Period or prior to the Change of Control Put Period but after the Company’s public announcement of a Change of Control Transaction pursuant to the succeeding sentence, specifying that the Note is to be redeemed, and then the applicable Early Redemption Amount shall be due and payable in cash on the 3rd Trading Day following the Company’s receipt of such notice. The Company shall, to the extent legally

25 permissible and within the Company’s control, publicly announce any Change of Control Transaction at least 45 Trading Days prior to the consummation thereof, but, in any case, the Company shall make such announcement no later than 15 Trading Days prior to the consummation of the applicable Change of Control Transaction. Section 7. Covenants. (a) Affirmative Covenants. As long as any portion of this Note remains outstanding, the Company shall, and shall cause its Subsidiaries to: (i) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve (except where otherwise permitted hereunder), all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder except where such failure would not individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries; (ii) The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect; (iii) The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated (including, without limitation, and for the avoidance of doubt, director’s and officer’s insurance); (iv) The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries); (v) The Company shall not and shall cause each of its Subsidiaries to not enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s- length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

26 (vi) The Company shall and shall cause each of its Subsidiaries to (a) comply with all laws applicable to it and its business and its obligations under its contracts and agreements, in each case, in all material respects and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Company and its directors, officers, employees and agents with anti-corruption laws, anti-terrorism laws, and applicable sanctions; (vii) Intentionally omitted; (viii) intentionally omitted; (ix) intentionally omitted; (x) the Company will remain registered under Section 12(b) of 12(g) of the Exchange Act and timely with the Commission file all reports required under the Exchange Act, the Securities Act or other applicable securities laws; (xi) the Company will continuously satisfy all eligibility requirements for its continued participation in the government research and development program entered into with the government of Canada in April, 2019, whereby the Company received CDN $23,000,000 of financing, and the Company shall not take any voluntary action, or omit to take any action, which would result in the acceleration of repayment of the Company’s obligations thereunder; (xii) the Company shall at all times have unrestricted cash of at least $20,000,000 on deposit in Eligible Accounts (for the avoidance of doubt any cash held outside of Eligible Accounts, used as collateral for letters of credit or that is otherwise restricted or encumbered (other than for encumbrances in favor of the Collateral Agent) shall be not taken into account for purposes of satisfying this Section 7(a)(xii)) (the “Minimum Cash Covenant”). The Company shall, no later than the third (3rd) Business Day of each calendar month, deliver a certificate to the Holder certifies its compliance with Minimum Cash Covenant during the immediately preceding calendar month. In the event that Company breaches the Minimum Cash Covenant it shall provide the Holder with prompt written notice, but in any case within 1 Business Day, of such breach; and (xiii) the Company shall at all times maintain an effective shelf registration statement on Form S-3 under the Securities Act, with capacity thereunder equal to at least the then-outstanding principal amount of the Notes. (b) Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit its Subsidiaries to, directly or indirectly: (i) Other than Permitted Indebtedness, except with the prior written consent of the Collateral Agent, the Company shall not and shall cause its of its Subsidiaries to not enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind. (ii) Other than Permitted Liens, the Company shall not and shall cause

27 each of its Subsidiaries to not enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom. (iii) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness. Notwithstanding the foregoing, the Company and its Subsidiaries may make regularly scheduled payments of principal and interest with respect to Permitted Indebtedness, provided that when such payment is due or is otherwise made or, after giving effect to such payment, (i) no Event of Default has occurred and is continuing, (ii) the Company shall be in compliance with Section 7(a)(xii), and (iii) no event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing. (iv) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem or repurchase any shares of Common Stock or other equity securities or declare or pay any cash dividend or distribution out of its capital; provided that the Company may repurchase of Common Stock of departing employees, officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $2,000,000 per calendar year. (v) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than Permitted Dispositions. (vi) make or hold any Investments other than: (a) Investments existing on the date of the Purchase Agreement and that are disclosed in the Company’s financial statements included in its most recent periodic report filed with the Commission, (b) Investments in cash and cash equivalents, (c) Investments in Subsidiaries in an amount not to exceed $1,000,000 outstanding in the aggregate at any time; (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (e) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (e) shall not apply to Investments of the Company in any Subsidiary thereof; (f) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in

28 the ordinary course of business; provided that the aggregate of all such loans outstanding may not exceed $50,000 at any time; (g) Investments in Subsidiaries to use for Capital expenditures for caps and closures production capacity; (h) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business; (i) other Investments that do not exceed $1,000,000 in the aggregate per calendar year; and (j) and other Investments in which the Collateral Agent is given a perfected, first priority security interest. (vii) The Company shall not enter into any business, directly or indirectly, except for those businesses in which the Company is engaged on the date of this Note or that are reasonably related or ancillary thereto or that provide strategic opportunity for the Company at the Company’s discretion. (viii) the Company shall not maintain any deposit account or securities account that is not subject to a perfected, first priority security interest in such account (the “Eligible Accounts”), except for Excluded Accounts. Upon the Holder’s written request, the Company shall grant a third party view only access to the Eligible Accounts and such third party shall only be able to report to Holder whether Company is in compliance with the Minimum Cash Covenant by providing a Yes/No answer. The Company agrees that should it not be in compliance with the Minimum Cash Covenant, the Company shall issue a Form 8-K within five (5) business days. (ix) The Company shall not permit the Subsidiaries to maintain cash, cash equivalents or marketable securities in excess of $3,000,000 and any cash, cash equivalents or marketable securities in excess of such amount shall promptly be distributed to the Company. Section 8. Events of Default. a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body): (i) any default in the payment of the principal amount of any Note or interest and other amounts owing to a Holder on any Transaction Document, as and when the same shall become due and payable (whether on a Monthly Redemption Date, on the Maturity Date or by acceleration or otherwise), which default is not cured within 5 Business Days of the applicable due date; (ii) the Company shall fail to observe or perform any covenant or agreement contained in the Notes or in any Transaction Document (other than those specified or covered by Section 8(a)(i), Section 8(a)(viii), Section 8(a)(x) or Section 8(a)(xiii)) which failure is not cured, if possible to cure, within the earlier to occur of (A) any cure specified for such 20 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 20 Trading Days after the Company has become or should have become aware of such

29 failure; provided, however, that no cure period shall be available in connection with the Company’s failure to perform its obligations with respect to the Minimum Cash Covenant; (iii) [Reserved]; (iv) any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made; (v) the Company or any Subsidiary shall be subject to a Bankruptcy Event; (vi) the Company or any Subsidiary shall default on any of its obligations under Indebtedness that (a) involves an obligation greater than $4,000,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; (vii) the suspension from trading or the failure of the Common Stock to be listed on a Trading Market for a period of five (5) consecutive Trading Days; (viii) the Company shall fail for any reason to deliver Freely Tradable Conversion Shares to a Holder (or notify the Holder of its intention not to do so) prior to the 5 th Trading Day after the applicable Share Delivery Date, except if the failure to so deliver is due to the Nasdaq Share Cap or Beneficial Ownership Limitation; provided, that after the fifth failure by the Company to timely delivery Freely Tradable Conversion Shares on the applicable Share Delivery Date during the term of this Note (which need not be consecutive) except if the failure to so deliver is due to the Nasdaq Share Cap or Beneficial Ownership Limitation, any subsequent failure shall be an immediate Event of Default with no grace period. (ix) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $2,000,000, and such judgment, writ or similar final process shall remain unpaid, unvacated, unbonded or unstayed for a period of 60 days; (x) a false or inaccurate material certification (including a false or inaccurate deemed material certification) by the Company as to whether any Event of Default has occurred; (xi) intentionally omitted; (xii) the occurrence of a Key Man Event; or (xiii) any Security Document shall for any reason, other than any act or omission by the Holder or the Collateral Agent, cease to create a valid Lien on any material portion

30 of the Collateral (as defined in the Security Documents) in favor of the Collateral Agent. b) Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the outstanding principal amount of this Note, the Note shall become due and payable, at the Holder’s election, at the Early Redemption Amount. Upon payment in full of the applicable amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. c) Notice. Upon the occurrence and continuation of an Event of Default with respect to this Note, the Company shall within one (1) Business Day of the Company becoming aware of such Event of Default deliver written notice thereof to the Holder via electronic mail to the Holder. Section 9. Miscellaneous. (a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. (b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the

31 time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein. (c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. (d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. (e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holders must be in writing. Any provision of this Note may be waived by the Holders of at

32 least 50.1% of the outstanding principal amount of the Note, which waiver shall be binding on all of the Holders of the Note and their successors and assigns. Any provision of this Note may be amended by a written instrument executed by the Company and the Holders of at least 50.1% of the outstanding principal amount of the Note, which amendment shall be binding on all of the Holders of the Note and their successors and assigns. (f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. (g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note. (h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

33 (i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. (j) Secured Obligation. The obligations of the Company under this Note are secured by the Collateral pursuant to the Security Documents. Section 10. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non- public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries. Section 11. Certain Tax Matters. All payments to be made by the Company under the this Note (whether in cash or on Common Stock) shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law. The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Holder accordingly. Unless the Holder has complied with Section 2.2(a)(ii)(4) of the SPA, if a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required; provided, however, no such increase is required to the extent any holder changes its residency for tax purposes or assigns or transfers its rights and obligations pursuant to this Agreement and such action leads to the imposition of Tax Deduction on payment that would not have been imposed in the absence of such action or an increase in such liability above the liability that would have been imposed in the absence of such action. If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Holder evidence reasonably satisfactory to the Holder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, (i) this Section 11 applies to all payments, whether in the form of cash, Common Stock or otherwise, made under this Note, and (ii) as long as the Holder has complied with Section 2.2(a)(ii)(4) of the SPA, the Company is obligated to indemnify the Holder pursuant to this Section 11 in the event that a Tax Deduction is required in respect of any payment to be made to the Holder under this Note and the company and/or its subsidiaries fail to comply with this Section 11. For purposes of this Section 11, "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and "Tax Deduction" means any deduction or withholding for or on account of any Tax.

34 ********************* (Signature Page Follows)

35 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated. ORIGIN MATERIALS, INC. By:__________________________________________ Name: Title: